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Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES INC.

        We hereby consent to (i) the use of our opinion letter dated December 10, 2006 to the Board of Directors of @Road, Inc. (the "Company") included in Annex C to the Proxy Statement/Prospectus relating to the proposed merger of the Company and Trimble Navigation Limited, and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.
December 20, 2006
	By:	/s/ KARL A. WILL Karl A. Will Name: Karl A. Will Title: Managing Director

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  Exhibit 99.2
CONSENT OF J.P. MORGAN SECURITIES INC.